                                                                   EXHIBIT 10.33

                                                             File ref: 1.108.D.S
                                                                      Data file:






                                BUSINESS PREMISES
                           L E A S E  A G R E E M E N T






       The following Lease is concluded between

       Despa Deutsche Sparkassen-Immobilien-Anlage-Gesellschaft mbH, Mainzer Landstrasse 37, 60329 Frankfurt am Main

                                                                 - as Landlord -

       and

       eToys Germany GmbH
       Weltenburger Strasse 70, 81677 Munich

                                                                   - as Tenant -




       DECLARATION CONCERNING THE PERSON OF THE TENANT:

       The Tenant is registered in the Trade Register of the Munich Amtsgericht (District Court) under reference HR B 126015.

       The Tenant is a business for the purposes of Section 2 Turnover Tax Act.

                              SECTION 1 RENTED PREMISES


1.1 The following space is leased in the commercial and office building Bayerstrasse 21 in Munich:

       1.1.1. On the 6th + 7th storeys, 691.59 m(2) for office use including proportional use of communal areas and service areas on each floor. The size of the rented premises is deemed to have been agreed at 691.59 m(2).
       1.1.2. On the 5th storey, 230.85 m(2) for office including proportional use of communal areas and service areas on each floor. The size of the rented premises is deemed to have been agreed at 230.85 m(2).
       1.1.3.  On the 2nd basement storey - m(2) storage space.
       1.1.4.  On the 2nd basement storey, 3 car parking spaces numbered ......

       The areas to be demised to the Tenant for exclusive use are outlined in colour on the floor plan attached as an appendix.

       If any subsequent measurement shows the total floor areas to differ by no more than +/- 5% from the agreed overall floor area, then the rent here determined shall continue to apply. Otherwise the rent shall be increased or reduced in accordance with the floor areas determined by the new measurement in accordance with the rates agreed per square metre. Neither party shall be entitled to any further claims or rights relating to a change in the floor area.

       For the purposes of calculation of ancillary costs the area for apportionment is agreed at 922.44 m(2).

1.2 The use of any additional garages or car parking areas available within the property will form the subject of separately agreed leases.

       The right to rearrange the car parking arrangements is reserved. The use thereof is governed by the attached garage and parking space plan which forms a part of this contract.


This lease contract includes as essential components:

       a)         Floor plans of 2nd bsmt storey, 5th, 6th & 7th storeys.
       b)         Specimen bank guarantee
       c)         Specimen Letter of Awareness
       d)         Building specification


              SECTION 2 USE OF RENTED PREMISES (SEE ALSO SECTIONS 10, 11)

                                 Use as offices

                                 SECTION 3 TERM


3.1 The lease is initially concluded for a fixed term of 5 years. It will commence on 01.07.2000 and will expire on 30.06.2005, provided notice to terminate has been given at the correct time.

       The tenancy in respect of the rented premises on the 5th storey in accordance with Section 1.1.2 will commence on 01 Dec. 2000.

       Some residual renovation and where appropriate alteration works are still to be carried out in the rented premises by the Landlord; the Tenant is aware of these. Should these works still not be complete by 01.07.2000, then Landlord and Tenant agree that due to their nature and scope these works shall not have a substantial effect on the agreed use by the Tenant. The Tenant undertakes in any case to pay the full rent from 01.07.2000, and renounces any claims against the Landlord arising from execution of these works following transfer of possession. Should these measures, contrary to this assumption, be found to have a demonstrable substantial effect on the use of the premises by the Tenant, or should these measures not be completed within a reasonable time, the right of the Tenant to claim a reduction in rent shall not to this extent be affected.

3.2 The Tenant is entitled to a one-off option to extend the tenancy for a further 5 years. The intention to exercise this option must be notified at the latest fourteen months before the end of the tenancy, i.e. by 30th April 2004, in writing by registered letter.

       If the option is not exercised, or if the tenancy expires after the option has been exercised, it will continue to be extended by a further year, provided it is not terminated by either of the parties to the contract giving in writing the correct notice of twelve months.

3.3 If the Tenant continues to use the rented premises after the end of the contract, this shall not give rise to a tacit extension (Section 568 of the Civil Code shall not apply).



                    SECTION 4 RIGHT TO EXTRAORDINARY TERMINATION


4.1 The Landlord may terminate the tenancy with immediate effect, without the need to give notice, for an essential reason, in particular if:

       a) the Tenant is in arrears with any payment obligations to the equivalent of an amount in excess of two monthly rent payments including the ancillary costs prepayment and VAT where applicable;
       b) the Tenant is in arrears with the provision of the security deposit after a single warning, for a period in excess of one month;
       c) the Tenant becomes insolvent or initiates extrajudicial composition proceedings or
       d) if insolvency proceedings are not initiated due to insufficiency of assets.

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       The Landlord shall have the same entitlement if the Tenant initiates extrajudicial composition proceedings, i.e. if the Tenant approaches the Landlord and other creditors with a request for complete or partial waiver of demands and makes it known that otherwise the full compliance with payment and any other performance obligations would be under threat.

4.2 If the tenancy is ended through termination without notice by the Landlord, the Tenant shall be liable until expiry of the agreed term or until the earliest point, following the Landlord's termination without notice, at which the Tenant would have been able to terminate the tenancy by giving proper notice, for any loss of rent and ancillary costs arising from the fact that the property is not fully let, or if another tenant can only be found at a rent which is lower than that previously obtained. The Landlord remains bound by the legal requirement to minimize any losses. The Landlord is entitled to claim for losses relating to use or for loss of rent, at least equal to the amount of the rent to be paid in accordance with the lease, plus the prepayment in respect of ancillary costs, or once the ancillary costs statement is drawn up, plus the ancillary costs actually shown. This shall not affect the right to claim for additional damages.



                  SECTION 5 RENT, ANCILLARY COSTS, SECURITY DEPOSIT


5.1.1 The monthly rent payable from 01.07.2000, excluding ancillary costs is:

       Offices                  [EURO]10,608.--          (DM    20,747.70)    plus VAT      = DM 30.-- / m(2)         plus VAT
       Stores                   [EURO]........           (DM  ...........)    plus VAT      = DM ..... / m(2)         plus VAT
       Bsmt gar. pkg space      [EURO]230.--             (DM       450.00)    plus VAT      = DM 150.-- /space        plus VAT

       Total:                   [EURO]10,838.--          (DM    21,197.70)    plus VAT

       (in words: ten thousand eight hundred and thirty-eight Euros, thirty-eight [sic.])
       (in words: twenty-one thousand one hundred and ninety-seven German Marks, seventy)

       plus VAT at the legal rate in force,
       currently 16%, [EURO]1,734,11 (DM 3,391.63)
       (in words: one thousand seven hundred and thirty-four Euros, eleven) (in words: three thousand three hundred and ninety-one German Marks, sixty-three)


       The monthly prepayment in respect of ancillary costs is currently [EURO]2,298.43 (DM 4,495.33)
       (in words: two thousand two hundred and ninety-eight Euros, forty-three) (in words: four thousand four hundred and ninety-five German Marks, thirty-three)

       plus VAT at the legal rate in force,
       currently 16%, [EURO]367.75 (DM 719.25)
       (in words: three hundred and sixty-seven Euros, seventy-five) (in words: seven hundred and nineteen German Marks, twenty-five)



5.1.2  The monthly rent from 01.12.2000 excluding ancillary costs is:


       Offices                 [EURO]14,622.--          (DM    28,598.15)    plus VAT      = DM 31.00 / m(2)         plus VAT
       Stores                  [EURO]........           (DM    ...........)  plus VAT      = DM ........ / m(2)      plus VAT
       Bsmt  gar.  pkg space   [EURO]230.--             (DM       450.--)    plus VAT      = DM 150.-- /space        plus VAT

       Total:                  [EURO]14,852.--          (DM    29,048.15)    plus VAT

       (in words: fourteen thousand eight hundred and fifty-two Euros)
       (in words: twenty-nine thousand and forty-eight German Marks, fifteen)

       plus VAT at the legal rate in force,
       currently 16%, [EURO]2,376.33 (DM 4,647.70)
       (in words: two thousand, three hundred and seventy-six Euros, thirty-three)
       (in words: four thousand six hundred and forty-seven German Marks, seventy)


       The monthly prepayment in respect of ancillary costs from 01.12.2000 is currently [EURO]3,066.-- (DM 5996.57)
       (in words: three thousand and sixty-six Euros)
       (in words: five thousand nine hundred and ninety-six German Marks, fifty-seven)

       plus VAT at the legal rate in force,
       currently 16%, [EURO]490.56 (DM 959.45)
       (in words: four hundred and ninety Euros, fifty-six)
       (in words: nine hundred and fifty-nine German Marks, forty-five)


       The Landlord is entitled to adjust the prepayment to correspond to the amount necessary to cover the anticipated tenant's ancillary costs.


5.2 The Landlord is entitled to assign the following costs (in accordance with Appendix 3 of Section 27 II. of the version in force at the time of the Computation Act) as they occur:

       a)    Water supply, drainage, disposal of rainwater
       b) Communal heating, hot water, ventilation, air conditioning; including maintenance, purchase or leasing of metering equipment and the reading thereof (see also Section 9.2), maintenance of heating/water heating for each storey
       c)    Caretaker / maintenance engineer for the building
       d) Communal electricity consumption for the building, lighting, replacement light bulbs and fittings
       e) Personnel and goods lifts (cost of operation, maintenance and inspection, lift operative, emergency system)
       f) Cleaning and maintenance of areas in communal use, pest control, bird control
       g) Cleaning of roads and footpaths, snow and ice clearance and gritting
       h)    Refuse disposal
       i)    Chimney cleaning
       j)    Property insurance incl. Extended Coverage and liability insurance
       k)    Land tax, any other public rates, charges and taxes
       l) Maintenance of grounds and gardens, roof planting, interior planting

       m) Window cleaning incl. frames, cleaning of the facades and sun protection installations
       n) Operation, control, maintenance and inspection, servicing and repair of all further technical operation plant and machinery, e.g. sprinkler system, fire-fighting and protection equipment, flues, waste disposal systems, external access roads, facade lift cradles, lightning conductors, alarm systems, emergency power supply systems etc.
       o)    Communal aerials, broad-band cable connections
       p)    Porters, security and guarding of the building
       q) Control and operation of the underground garage and maintenance, servicing, repair and inspection of any existing plant and machinery, e.g. CO warning system, sprinkler system, barriers and gates, lighting, ventilation etc.
       r)    Other operating costs
       s) Cost of intermediate readings of meters on moving out / change of tenant
       t)    - left open -
       u)    Specific to the property:
       v)    Administrative costs:
             The Landlord is entitled to transfer to the Tenant administrative costs amounting to 2% of the net rent.

         It is the Landlord's intention to take out a Facility Management Contract for the cost-optimized running of the property, in respect of the technical maintenance including the building services. The Tenant shall contribute towards the costs of the Facility Management in proportion to the space occupied, including management services, insofar as these replace the cost items liable for transfer to the Tenant in accordance with this lease.

5.2.1 A statement shall be issued in respect of the foregoing ancillary costs by the end of the year following the statement period (e.g. 1st October to 30th September). If issue of the statement is delayed beyond this period, the Landlord must inform the Tenant thereof. Any increases with retrospective effect which become known to the Landlord after the statement date (e.g. a change to the unit value for Land Tax) or any new ancillary costs introduced must be paid by the Tenant to the Landlord in due proportion following a separate demand by the Landlord. Any retrospective cost reductions will either be repaid to the Tenant by the Landlord in due proportion or accounted for in the subsequent ancillary cost statement. Any refunds or payments due as a result of the statement are due for settlement within 14 days of the Tenant receiving the statement.

       Provided there are no compulsory legal stipulations to specify a specific method of calculation, the Landlord will fix an appropriate, fair, reasonable apportionment scale (in general apportioned according to rented floor area). During the term of the tenancy the Landlord may, at the beginning of a statement period, amend the apportionment scale to a reasonable extent. The Landlord shall inform the Tenant of any such alteration with the relevant ancillary costs statement. If the consumption of any service covered by the ancillary costs is determined by the meters operated by an outside company's customer service department, then the apportionment will be made in accordance with the standard consumption determination and billing procedures of the company instructed. More than one building spatially adjacent may be accounted for as a single unit.

5.2.2 Insofar as increases in ancillary costs are caused by the activities of the Tenant, or through structural alterations instigated by the Tenant, e.g. insurance premiums, the increase may be transferred to the Tenant in full.

       If such increase or new introduction of ancillary costs also places an additional burden on the Landlord, the Tenant is obliged to pay the proportional increase from the moment it arises.


5.3 The Tenant shall pay any supply costs relating directly to the rented premises, in particular:

       a) Electricity consumption within the rented premises
       b) Telephone, telecommunications etc.

       The responsible utility and supply companies must be notified by the Tenant in good time prior to commencement of the tenancy, and proof thereof shown to the Landlord.

5.4 The Tenant shall provide the Landlord in good time before commencement of the tenancy (see Section 12.3) with a deposit as security for compliance with the duties and obligations arising from the lease, in the sum of 3 months` gross rent (net rent plus prepayment in respect of ancillary costs and VAT where applicable) thus

       [EURO]62,354.91 (DM 121,955.61)
       (in words: sixty-two thousand three hundred and fifty-four Euros, ninety-one, one hundred and twenty-one thousand nine hundred and fifty-five German Marks, sixty-one)

       The Landlord shall pay interest on the deposit at a rate of 1/4% above the current 3-month notice savings account rate of the Frankfurter Sparkasse. The interest shall increase the security.

       The Tenant is entitled to substitute for the deposit a non-time-limited rent guarantee from a German banking institution in respect of the same amount, in accordance with the sample attached as an Appendix.

       Furthermore a Letter of Awareness in accordance with Appendix c) to this lease shall be provided by eToys co.uk, 2 Queen Caroline Street, London.

       The Landlord is entitled to demand an adjustment of the deposit or the guarantee in accordance with any changes in rent, by the percentage by which the rent including the prepayment in respect of ancillary costs has changed.


                               SECTION 6 RENT REVIEWS


6.1 At the end of one year following the signing of the lease, and thereafter at yearly intervals the rent shall be increased or reduced by the same percentage by which the cost of living index determined by the Federal Statistics Office for all private households in the whole of Germany (1995 = 100) has changed from its position either at the signing of the lease or at the time of the last rent review. The rent review shall be applied from the 1st of July of each calendar year, by notification in writing specifying the percentage alteration to the index on which the review is based for the previous month of April, compared with the previous year's value for the same month. The review may also be applied retrospectively to the relevant review date.

6.2 This indexation clause is based on the Indexation Clauses Order (Federal Law Gazette 1998 p. 3043). The parties to the contract proceed on the assumption that the prerequisite of Section 4 S. 1 of the Indexation Clauses Order have been satisfied and that the indexation clause is therefore deemed to have been approved. Should this not be the case, the approval of the Federal Office for Trade and Industry will be obtained by the Landlord.

6.3 Should the necessary approval not be given, this shall not affect the validity of any of the other agreements made by the parties. In this case the parties shall alter the indexation clause in such a way that it is capable of obtaining approval.



                    SECTION 7 PAYMENT OF RENT AND ANCILLARY COSTS


       The rent including the prepayment in respect of ancillary costs and VAT where applicable shall be paid monthly in advance, by the latest on the 3rd working day, credited to the Landlord or the person or office duly authorized by the Landlord, to be notified. The Tenant undertakes, if the Landlord so requests, to take out a direct debit mandate in favour of the Landlord in respect of the rent. In the case of all payments the file reference provided by the Landlord must be quoted as purpose of the payment.

       In the case of late payment the Landlord is entitled to charge for the cost of any warnings and interest on the arrears. Payment is deemed to have been made on the date it is actually received or credited. Interest shall be charged on rent arrears from the date they became due at a rate of 4% above the base rate in force in accordance with the Base Rate Transitional Act, at a minimum of 8% p.a. The Tenant remains entitled to prove that the Landlord has incurred a lower loss. The Landlord is not excluded from claiming a higher loss. If the base rate is replaced by a new reference rate, this shall take the place of the aforementioned base rate. The parties to the contract are obliged to redraft the interest on arrears clause as it appears above as soon as such change takes legal effect.

       If the Tenant is in arrears with the payment of rent or ancillary costs, then any payments made, regardless of any payment allocation to the contrary by the Tenant, shall be assigned firstly to any claims which threaten to become statute-barred, then to the costs, then to the interest and finally to the main demand.



                     SECTION 8 SET-OFF, RETENTION, COMPENSATION


8.1 The Tenant may only offset a rent demand incl. ancillary costs against uncontested or legally determined claims, or claim the right to retention in respect of such claims, provided this is notified to the Landlord in writing, specifying the sum and the reason, in good time before the rent or ancillary cost demand falls due. In addition the Tenant may give notice of set-off in respect of rent reduction claims in accordance with Section 537 Civil Code arising out of this tenancy, provided they relate to a period within the last three full calendar months prior to the set-off date, provided the Tenant immediately, but at the latest one week after the Landlord's demand for rent/ancillary costs intended for set-off becomes due, gives notification of the set-off in writing and at the same time states the extent of the rent reduction claims and the fault which provides the basis of the claim. This shall not affect
       Section 545 S. 2 Civil Code.

8.2 The Tenant is obliged to take out adequate business liability and business contents insurance.

8.3 Claims for compensation in accordance with Section 538 Civil code are excluded, unless the Landlord, the Landlord's senior employees or employee(s) responsible for the administration and maintenance of the property have acted with deliberate intent or gross negligence, or have failed to carry out a contractually essential obligation (cardinal obligation). This limit to liability shall not apply to the extent that the Landlord is in arrears with the rectification of defects in accordance with Section 537 Civil Code, nor to the extent of Tenant's damages covered within the scope of insurance taken out by the Landlord.



           SECTION 9 HEATING AND WHERE IN PLACE: VENTILATION, (PARTIAL)
                                  AIR CONDITIONING


9.1 Rooms intended for personal occupation will, in accordance with requirements, be heated, to an average temperature of at least 20DEG. Celsius. For other rooms a reasonable background temperature in accordance with the plant and machinery shall suffice. Ventilation or cooling can only be demanded within the scope of the type and capacity of any cooling equipment in place. Maintenance of specified maximum temperatures is not guaranteed, unless the parties to the contract have agreed to the contrary in writing in this lease. The Tenant shall not be entitled to make a claim in respect of weather-related warming of the building, within the scope of the usual expectations for this kind of building.

       By agreement with the tenants of the property, the heating level may be reduced at nights and weekends. The Tenant agrees to such a reduction in heating. If the Tenant demands a higher or longer-lasting level of heating/ventilation/air conditioning, then, taking account of the interests of the other tenants, the Tenant shall be obliged to accept any resultant additional costs, or to accept the necessary cost of satisfying the technical requirements of providing a separate heating/ventilation/air conditioning system. Heating/ventilation/air conditioning cannot be insisted upon in the case of interruption which is not the fault of the Landlord, force majeure, official requirements of the authorities or any other case in which supply becomes impossible (e.g. a general fuel shortage). In these exceptional cases the Landlord is not obliged to provide a replacement heating/air conditioning system and the Tenant is not entitled to make claims for damages, unless the Landlord has acted with malicious intent or gross negligence. The Landlord must take every care to ensure the immediate rectification of any defects, insofar as this lies within the capability of the Landlord.

9.2 Heating/ventilation/air conditioning costs include, in addition to operating costs, the costs of supply, rental, replacement, reading and calibration of the metering equipment and the replacement of the thermostat valves. If the Tenant does not make use of the heating/ventilation/air conditioning system, this shall not imply any release from the obligation to contribute towards the costs.

9.3 The inlet and outlet openings for the ventilation/air conditioning must be kept clean. The Tenant must allow access to radiators, induction appliances etc. for the execution of maintenance and repair works or meter readings, and keep them free of any clothing, furniture etc.



                  SECTION 10 USE OF THE RENTED PREMISES, SUBLETTING


10.1   The Tenant may only use the rented premises for the purposes specified in
       Section 2. If the Tenant wishes to use them for other purposes, this requires the prior written consent of the Landlord. The Tenant is solely responsible for obtaining and bearing the cost of all official consents necessary for any use, including fulfilment of any conditions contained therein, and to provide proof of obtaining these consents before commencement of use.

       The Landlord makes no guarantee of the suitability of the rented premises for the Tenant's intended use, unless this is specifically guaranteed in this lease. Claims of any type are therefore precluded. The Landlord does however accept responsibility for ensuring that the building complies with all general building regulations in force at the time of its construction which apply to buildings of its kind (e.g. office buildings, commercial buildings), insofar as these requirements are not affected by the actual use by the Tenant. The Tenant must itself obtain the necessary consents for its business operations and activities at its own expense, and ensure that the rented premises are maintained in a condition which complies with all official requirements, and comply with all related official conditions. The refusal or limitation of consents and similar shall not affect the existence or content of this lease. The Landlord shall only be obliged to undertake additional structural alterations, installations or fitting out, if such an undertaking has been expressly made in writing, or if the Landlord as owner of the property, regardless of the actual use of the rented premises by the Tenant, is obliged to undertake such structural alterations/installations/fitting out as a result of legal or official regulations, and there is no protection of vested rights.

10.2 In using the rented premises the Tenant must observe the recommendations of the Verband der Sachversicherer [Property Insurers' Association] and comply with any directives and conditions issued by this Association at the Tenant's own expense.

10.3 The drains and refuse containers may only be used as determined by the relevant prescriptions and regulations for use. Special waste and any other dangerous substances must be properly disposed of by the Tenant in accordance with the relevant legal regulations. The Tenant is responsible for compliance with all necessary safety procedures when handling substances which may be harmful to the environment on the property.

10.4 The Tenant is entitled to sublet the rented premises or parts thereof to a third party with the Landlord's consent. The draft of the sublease to be agreed and any documents providing information on the intended subtenant must be submitted to the Landlord along with the request for consent.

       The Landlord may only refuse consent on grounds which lie in the person of the subtenant or in the use to which the latter intends to put the rented premises, which may be expected to have a substantial effect on the property or the other tenants, or if the intended business activities can clearly be shown to have little realistic prospect of success. Such essential reasons include in particular if the Landlord would incur obligations in respect of third parties arising from toleration of the intended use of the premises by the subtenant. The Tenant must be informed of the reasons for refusing consent to sublet if the Tenant asks. Consent only applies to the individual case, and may be revoked for essential reasons. Subletting is only permissible within the scope of the agreed use of the rented premises in accordance with Section 2. Further subletting by the subtenant is not permitted. The Tenant hereby transfers to the Landlord, who accepts, all claims to which it may be entitled in future as a result of the subtenancy from the relevant subtenant, by way of security for the Tenant's obligations arising from this lease. However, the Tenant remains entitled to collect payments.

10.5 In the case of partnerships, a change of tenant includes the replacement or departure of a personally liable partner in the tenant company or another partner significant to the financial standing of the tenant company. I.e. the departing partner shall remain, until the Landlord's consent has been obtained - regardless of the liability in accordance with the provisions of the commercial laws responsible to the Landlord for the fulfilment of all present and future rent obligations to the same extent as he would have been had he remained in unchanged circumstances with the company. The Landlord may not withhold consent provided the Tenant can prove that the replacement/departure of the partner will not lead to any deterioration in the financial standing of the tenant company and that there are no essential grounds for refusal in the person of the incoming partner. The consent of the Landlord shall not affect the liability of the departing partner, e.g. in accordance with Section 160 Commercial Code.

       Regardless of its legal form, the tenant company must inform the Landlord of any alteration to the company or partnership and of all changes to circumstances affecting the company's liability in relation to its person, e.g. reduction of capital, change of an essential partner.



          SECTION 11 RESTRAINT OF COMPETITION, OPERATOR'S OBLIGATIONS


11.1 It is expressly stated that protection from competition is not guaranteed. The Landlord is not subject to any restrictions whatsoever when letting the remaining rented premises within the property or any other properties.






            SECTION 12 CONDITION OF THE RENTED PREMISES, TRANSFER OF KEYS


12.1 The premises will be handed over in a renovated condition. Any defects shall be specified in the schedule of condition to be drawn up on transfer of possession of the rented premises. Defects which do not substantially affect the intended business activities of the Tenant shall not entitle the Tenant to refuse to accept possession. The Tenant must tolerate the rectification of the defect(s) by the Landlord or third parties, e.g. previous tenants, during the usual business hours.

12.2 If the premises are not handed over to the Tenant at the proper time the Landlord shall not suffer any consequences from the delay, unless the Landlord acted with intent or negligently, or unless transfer of possession is delayed by more than two months. The Tenant's right to withdraw from this lease in the case of a delay of more than two months is not limited. The Landlord hereby transfers to the Tenant, which accepts, any claims to which it is entitled against the previous tenant in respect of a delay in yielding up the rented premises, or against the Landlord's contractors in respect of delay in completing works, equal to the level of any claims the Tenant may have as a result.

12.3 The entitlement to transfer of possession of the rented premises shall only arise on provision of the rent security deposit. This shall not affect the obligation to pay rent.

12.4 On transfer of possession the Tenant shall be given the keys to the premises, in a number commensurate with the purpose of the tenancy, as specifically agreed. Additional keys or cylinder locks may be obtained by the Tenant at the Tenant's own expense. In the case of locking systems, any keys additionally required may be obtained through the Landlord at the Tenant's expense. The Landlord must be informed immediately of the loss of any keys. If the Tenant is unable to exclude fully the risk of the unauthorized use of the misplaced keys, then the Tenant must reimburse the Landlord for the cost of replacement of the lock or locking system.

12.5 The Tenant is entitled to undertake rebuilding, addition and installation works and to introduce fixtures and fittings to the rented premises, which are necessary for the contractual use, with the consent of the Landlord. Consent may only be withheld for an essential reason. The Landlord may make consent dependent on the provision of sufficient security to cover any necessary restoration costs. The aforementioned rebuilding, addition and installation works and the introduction of fixtures and fittings shall on their completion become the property of the Landlord by way of security. So long as there is a tenancy or agreement for use between the parties to the contract, the Tenant alone remains responsible for the proper maintenance, servicing and repair, replacement and insurance of these components, fixtures and fittings, and releases the Landlord from all obligations in this regard. At the end of the tenancy, at the latest on yielding up the rented premises, the Tenant must, if the Landlord so chooses, restore the structural alterations, additions, installations, fixtures and fittings to their original condition (see also Section 16).

12.6 The following fixtures and fittings are the property of the Landlord and will be handed over to the Tenant for use without additional payment, without the Landlord accepting any liability whatsoever; in particular the Landlord excludes all liability to maintain these fixtures and fittings in a useable condition or to replace them:

       ....


       The Tenant undertakes to take good care of these items. On yielding up the rented premises these fixtures and fittings must be returned in good condition allowing for reasonable wear and tear, insofar as they have not been worn out and removed from the rented premises by the Tenant.

                SECTION 13 MAINTENANCE OF THE RENTED PREMISES


13.1 The Tenant shall carry out the proper decoration works (e.g. wallpapering, the painting of walls and ceilings, the painting of radiators and pipework, the painting of interior doors, window frames and interior surfaces of external doors, the proper care and cleaning of floor coverings) at reasonable intervals and more frequently if necessary. Natural-varnished timber and partitions, doors and windrows with anodized or plastic laminated surfaces may not be painted, papered or drilled. If the Tenant wishes to substantially change the appearance of the premises by using different colours or materials, this must be agreed in advance with the Landlord. The Landlord is entitled to demand additional security equal to the cost of restoration of the original interior design.

13.2 The Tenant must treat with due care and attention the light fittings, electrical wiring and appliances (high/low voltage), telecommunications wiring and gas pipework, heating, air conditioning and ventilation installations, sanitary installations, locks, blinds, roller shutter doors, roller blinds, sun protection devices and similar items.

       The Tenant shall bear the cost of repair for those parts of the rented premises and associated fixtures and fittings to which it has direct access, in each individual case up to a cost of [EURO]500.-- (DM 977.92), the maximum in any calendar year equating to 5% of the net annual rent. Any additional repair costs shall be borne by the Landlord. The Tenant is not entitled to initiate repair works at the expense of the Landlord without obtaining the latter's prior consent, with the exception of immediately essential measures to prevent danger or cases of authorized substitute performance.

13.3 In the case of excessive wear of the floor coverings (in the case of carpets, a life of less than 10 years) the Tenant must contribute to the replacement cost of the carpets at a rate of 10% for each year less than 10 years that the carpet lasts. Any carpet to be laid new must be provided with an antistatic finish and be able to withstand castors, and must correspond in quality to a price as at the date of signature of the lease of [EURO]25.-- (DM 48.90) plus VAT per m(2) (coverage area, excluding laying and removal of the old floor covering).

13.4 The Tenant must inform the Landlord or the Landlord's authorized representatives immediately of any defects or damage of which it becomes aware in or on the building and the rented premises. Any further damage resulting from a delay in informing the Landlord shall become the liability of the Tenant. The Tenant has made a detailed inspection of the rented premises prior to taking possession. Any evident defects in existence at the time of transfer of possession shall not entitle the Tenant to any claims for reduction in rent, unless the right to do so in respect of these was expressly reserved in the schedule of condition drawn up at the time of transfer of possession.

13.5 The Tenant shall be liable to the Landlord for all damage caused by the Tenant, including in particular if water supply and drainage pipes, toilet and heating facilities etc. have been improperly treated, the rooms have been insufficiently ventilated, or insufficiently protected against frost damage, unless the Tenant can prove that the damage was not caused by neglect of the Tenant's duty of care. Any drain blockages will be cleared by the Landlord. The cost will be transferred to the Tenant, except for those costs which can be proved to have been caused by another party and will be charged separately to this party.

13.6 The Tenant is similarly liable for damage caused by its subtenants, relatives, workers, employees, suppliers, tradesmen or any other persons (e.g. customers, visitors), provided these have not entered the premises against the Tenant's will, unless the Tenant can prove that this does not represent fault or breach of duty of care on the part of the Tenant.

13.7 For damage within the rented premises and circulation areas transferred to the Tenant for exclusive use, the onus of proof is on the Tenant to show that this damage was not caused by the Tenant or the groups of persons described above; for damage outside these areas the onus of proof is on the Landlord to show that the damage was caused by the Tenant or one of the above groups of persons attributable to the Tenant's sphere of liability.

13.8 The Tenant must make good immediately any damage for which it is liable; in any case, at the latest by the time the rented premises are yielded up. If the Tenant does not comply with this obligation within a reasonable period fixed by the Landlord, even after a written warning, then the Landlord may have the works done at the expense of the Tenant. If the damage is potentially dangerous, there shall be no need to issue a written warning and set a time limit.

13.9 The Tenant is obliged to take out glass insurance at its own expense, or to replace any broken glass panels (window panes, glass doors) in the rented premises.



                    SECTION 14 DUTY OF CARE TOWARD THIRD PARTIES


The duty of care is the Tenant's within the rented premises and the circulation areas used exclusively by the Tenant. Any additional dangers to third parties of which the Tenant becomes aware must be reported to the Landlord immediately.

The Tenant must ensure accessible, unobstructed emergency escape routes of sufficient width within the rented premises. The emergency exits must be kept clear. The relevant fire protection regulations must be observed.









          SECTION 15 THE AFFIXATION OF SIGNS AND PUBLICITY MATERIAL AND THE
                              DESIGN OF THE FACADE


15.1 The Landlord shall point out to the Tenant those places in the entrance area of the building and in front of the premises, where the Tenant may affix its company signs, in the uniform style and size for the building, at the Tenant's own expense. If the facade is to be redesigned, the Tenant may also be asked to use another point. The Tenant is entitled to affix company signs within the rented premises used exclusively by the Tenant, regardless of design and size.

15.2 The Tenant must tolerate the affixation and maintenance of publicity materials by others on the facade of the buildings. For the purposes of affixation and maintenance of these publicity materials the Tenant consents to allow access to the rented premises, subject to an appointment being duly made, for the necessary works to be carried out.

15.3 Any use of the facades, windows or roof by the Tenant for publicity purposes requires separate agreement and remuneration. The necessary official consents must be obtained by the Tenant at its own expense. The Tenant is responsible for compliance with any official or legal orders or conditions.

15.4 The Tenant is liable for any damage caused by these installations. The Tenant is obliged to restore the premises to their original condition at the end of the tenancy; any damaged facade panels must be replaced.

15.5 If the signs or advertising installations need to be removed for works on the building or site, the Tenant is responsible for removal and replacement at its own expense.



                     SECTION 16 YIELDING UP THE RENTED PREMISES


16.1 The Tenant undertakes, at the end of the tenancy or on earlier vacation, to yield up the rented premises redecorated, free from defects, fully vacated and cleaned. Any traces of wear on the fixtures and fittings made available to the Tenant for use, e.g. doors and shelves of fitted cupboards, must be removed in advance. Wall plug holes must be made good and concealed. Any drilled wall or ceiling panel must be replaced. Any low-voltage wiring (e.g. telecommunications, EDP) must be removed and the cable ducts left clear.

       A schedule of condition drawn up at the time of yielding up of possession of the rented premises shall not preclude the Landlord from making any further claims, in particular of defects which first become known during later functional testing or a closer inspection.

       The carpets must be shampooed on vacation; stains must be removed. Any other floor coverings must be thoroughly cleaned. If the floor covering is yielded up in such a condition that it is no longer suitable for further use, the Landlord can require the Tenant to contribute to the cost of obtaining a new one, in proportion to the length of time below 10 years it has lasted.

16.2 If the Tenant does not fulfil the above obligations by the time of yielding up possession and also within a subsequent, one-off, reasonable period set by the Landlord with non-performance warnings, the Landlord may, without setting a further period, have any necessary works carried out at the expense of the Tenant. Until the rented premises are brought up to a contractually acceptable condition, the Tenant remains obliged to pay the rent and ancillary costs.

16.3 With regard to any rebuilding, addition and installation works carried out in the rented premises by the Tenant, these must as the Landlord chooses, either be removed and the premises restored to their original condition in such a way as not to affect the structure of the building, at the Tenant's own expense, or at the end of the tenancy to be left in the building without compensation. The same applies to any fixtures and fittings forming part of the rented premises.

16.4 The Landlord may, in particular in the case of an intended rearrangement of the rented premises, but also in other cases, instead of requiring the renovation and any restoration to be carried out by the Tenant, ask for a reasonable sum of financial compensation. This compensation shall be equal to the costs charged by the tradesmen on site for any additional works to be carried out as a result.

16.5 Once notice has been given to terminate the tenancy, the Landlord may affix letting boards to the rented premises, e.g. in display windows.

16.6 The Landlord does not have an obligation to allow storage of any items left behind by the Tenant on yielding up of possession. The Landlord is entitled, having issued a single written notification to the Tenant at the last known address of the Tenant, to have these items removed from the rented premises at the Tenant's expense, and, insofar as these are not obviously objects of value, to have them destroyed.

16.7 If the Tenant intends to vacate the rented premises prior to the end of the tenancy for an essential reason, the Landlord must be informed of this intention, the reasons for it and - insofar as this is known - the proposed vacation date. The Landlord is entitled, but not obliged, to agree to an early cancellation of the lease at a date to be fixed by the Landlord, unless as an exceptional case the Tenant had an obligatory right to claim early cancellation of the contract. The Landlord may also make consent to an early cancellation of the lease conditional upon the Tenant finding a replacement tenant, acceptable in terms of the person and intended use of the premises, of impeccable financial standing, who is prepared to take over the rented premises on the basis of a new lease at the current market conditions, but at the least equivalent to the valid conditions applicable to this lease. This shall not affect any Tenant's operating cost or decoration obligations, which the Tenant must continue in full until any agreed cancellation of the contract. Early acceptance of the rented premises by the Landlord shall not lead to an automatic cancellation of the contract. The Landlord cannot be required to accept the rented premises early, especially if contractual Tenant's operating cost or decoration obligations are still outstanding. In the case of early yielding up of the rented premises, the Tenant shall be liable, regardless of whether or not it is at fault, for all damages or loss caused to the Landlord until the end of the tenancy, which are caused by the premises standing vacant, e.g. the increased risk of breaking and entering. In addition the Tenant shall bear until the end of the tenancy all costs of maintenance, renovation and repair of the rented premises, for which it would have been liable had it remained in occupation of the rented premises.

       In order to compensate for the administrative expenditure caused by an early change of tenant, the Landlord may demand a processing fee amounting to half a month's rent, plus VAT where applicable, but excluding ancillary costs.



                 SECTION 17 STRUCTURAL ALTERATIONS AND IMPROVEMENTS
                                 BY THE LANDLORD

17.1 The Landlord may carry out repairs, renovation works and other structural alterations which are necessary for the maintenance of the building or the rented premises, or to avert impending danger or to repair damage, with or without the Tenant's agreement The same applies to all works necessary for the completion of the building. The Landlord undertakes to agree the timescale for the completion of the works with the Tenant, and to have as much consideration as possible for the running of the Tenant's business.

17.2 The same applies to works and structural measures which are not essential, but useful, in particular the modernization, alteration or extension of the building or the rented premises. The Landlord undertakes to agree the timescale for the execution of the works with the Tenant and to have consideration for the running of the Tenant's business.

17.3 The Tenant must keep any affected areas accessible and must not hinder or prevent the execution of any permissible works in accordance with the above paragraphs. The Tenant shall only be entitled to make claims, in particular claims for reduction in rent, in respect of the works described in 17.1 and 17.2, only insofar as and to the extent that the works have a considerable, unavoidable effect on the business operations of the Tenant, or exclude wholly or partially the use of the rented premises, and these effects are felt for a period in excess of one week.

17.4 If modernization works to the building are undertaken by the Landlord, the Landlord is entitled to increase the rent by an annual 11% of the proportion of the costs attributable to the rented premises with effect from the completion of the works. Section 3 MHG(1) applies accordingly.



                    SECTION 18 INSPECTION OF THE RENTED PREMISES


18.1 The Landlord or its representatives are entitled to inspect or have access to the rented premises during business hours for the purposes of inspecting the condition, in the presence of a representative of the Tenant. The same applies to persons authorized by the Landlord who require access to the rented premises for the execution of maintenance or repair works.

18.2 The Tenant must allow access to the rented premises at the end of the tenancy for viewing for the purposes of a subsequent letting, or if the Landlord intends to sell the property, daily during business hours, or outside these hours subject to agreeing an appointment.

18.3 All access must be agreed in advance and an appointment made with the Tenant. If delay would cause danger, the Landlord is entitled to have access to the rented premises at any time without prior notice.



      SECTION 19 TENANT CONSISTING OF MORE THAN ONE PERSON, EXPRESSION OF WILL

---------------------------------
(1) Abbreviation MHG not recognised

19.1 The parties to the contract are understood as Landlord and Tenant even if they consist of several persons. If the Tenant consists of several persons they shall be jointly and severally liable for all obligations arising from the tenancy.

19.2 Several persons as Tenant mutually authorize one another for the issue and acceptance of declarations with beneficial and adverse effect on each person; this also applies for the acceptance of notifications, but not for the exercise of rights to give notice to terminate and the agreement to cancellation of the contract. These powers of authorization may only be revoked by each authorizing party making a written declaration to the Landlord; this is only valid for future declarations.

19.3 Facts which lead to an extension or reduction in the term of the tenancy for one tenant, or provide the grounds for a compensation claim or any other claim, shall apply equally to the other tenants.

19.4 If the Tenant's address changes and the Landlord is not informed of this, then the Landlord's declarations shall be deemed to have been validly served on the Tenant at the latest on the date of dispatch of a letter (postmark) to the most recently notified address plus a postal delivery period of one working day (excluding Saturdays), unless the Landlord is positively aware of the current address.



            SECTION 20 COSTS, CHANGES TO THE LEASE, PLACE OF PERFORMANCE,
                          SALE OF THE RENTED PREMISES


20.1 Each of the parties to the contract shall bear its own costs and any expenses linked to the conclusion of the contract.

20.2 Collateral agreements, changes and extensions to the contract may only be validly agreed in writing. The requirement for written form may itself only be cancelled in writing.

20.3 This contract is subject exclusively to the law of the Federal Republic of Germany. The jurisdictional venue for all obligations arising from the contract is Frankfurt am Main.

20.4 In the case of a future sale of the rented premises the purchaser shall take the place of Landlord for the purposes of the lease. The Tenant agrees that the purchaser shall assume all rights and obligations arising from the lease from the moment of transfer of possession (transfer of possession, benefits and burdens), this to be notified to the Tenant by the Landlord, rather than on transfer of title, provided these are to be fulfilled in a subsequent period. The Landlord is entitled to charge the purchaser for a proportion of the ancillary costs relating to the current statement period, in proportion to the period from transfer of possession. The Landlord shall be liable in accordance with
       Section 571 S. 2 Civil Code for the fulfilment by the purchaser of the obligations arising out of this contract. This liability shall be limited to a period of one year at the most from transfer of possession to the purchaser or from the moment that transfer of possession was notified to the Tenant, provided the Tenant has not notified the Landlord in writing within the aforementioned period that the Tenant has doubts that the purchaser will fulfil the contractual obligations in accordance with the contract. These doubts must be justified. The liability of the original Landlord in the case of a subsequent disposal of the rented premises by the purchaser in accordance with Section 579 para. 2 Civil Code is excluded.



                             SECTION 21 OTHER AGREEMENTS


21.1 The Landlord is entitled at any time to convert the rent and the statements issued, including the statement in respect of ancillary costs, to [EURO] and when these become due to collect amounts in [EURO] from the Tenant's account, provided the Tenant has authorized a direct debit mandate.

21.2 The Tenant's attention is drawn to the fact that in the building, after the Tenant has moved in, other rented units will be occupied by other tenants, and these other rented premises may only be completed after occupation by their respective tenants. Any adverse effect this causes on the Tenant's enjoyment of the premises shall be tolerated, without any claims being made, unless the use of the rented premises is substantially affected in excess of the foreseen degree.

21.3 The Tenant is aware that the use of the Duplex parking spaces in the underground garage is limited because of the sprinkler system. The Tenant is liable for any damage which may be caused to its own vehicles or those of third parties, or the sprinkler system, by careless use of the parking spaces.



               SECTION 22 EFFECTIVENESS OF THE CONTRACTUAL CONDITIONS


22.1 If one or more of the conditions of this contract is or becomes invalid, this shall not affect the validity of the remaining conditions. In the case of a provision becoming invalid or inoperable, it shall be retrospectively replaced by another provision which best approaches the original commercial intention.



22.2   The parties are aware of the specific requirements for written form of
       Section 566 Civil Code. They hereby mutually undertake, at the request of the other party, to ensure compliance with the written form legally required by Sections 126, 566 Civil Code in respect of all agreements hitherto made and agree to renounce termination on the grounds of failure to comply with the requirement for written form. This not only applies to the initial contract, but also to all present and future supplementary, alteration and extension agreements.




Frankfurt, the  _______________               _______________ , the __________

_______________________________               ________________________________
              Landlord                                    Tenant

                                                                     APPENDIX B)

                                                      Bank ref:

                                G U A R A N T E E

A lease, tenancy account no. ................., was conclUDed on ..............

between Despa Deutsche Sparkassen-Immobilien-Anlage-Gesellschaft mbH, Mainzer Landstrasse 37, 60329 Frankfurt am Main
                                                          -as Landlord company -

and                eToys

                                                                    -as Tenant -
in respect of office premises on the 5th & 6th floors of the property situate at Bayerstrasse 21, Munich.

In accordance with this the Tenant is obliged to provide the Landlord by way of security for the compliance with all Tenant's obligations arising from the lease, with a security deposit of [EURO]62,354.91 (DM 121,955.61), which may also take the form of a bank guarantee.

This said, we, the undersigned

      * (Bank/building society, name and address of branch responsible)


hereby grant in favour of the Landlord, renouncing any guarantor's pleas (Section 768 Civil Code), annullability, offsetability (Section 770 Civil Code), benefit of discussion (Section 771 Civil Code) and release of security
(Section 776 Civil Code) the absolute bank guarantee for all obligations for which the Tenant is liable to the Landlord as a result of the lease (including any supplements, rent reviews and extensions to this lease and including any agreements concerning termination of the tenancy and any obligations to pay compensation connected herewith), up to an amount of

                        [EURO]62,354.91 (DM 121,955.61)
 (in words: sixty-two thousand, three hundred and fifty-four Euros, ninety-one)

subject to the proviso that claims can only be made against us for financial payment, and that the sums demanded up to the aforementioned guaranteed sum shall be paid on first demand to the Landlord, if the Landlord notifies at the same time that the Tenant has not complied with its contractual obligations.

We may not release ourselves from this obligation by means of deposit.

The jurisdictional venue governing all legal disputes arising from this guarantee is Frankfurt am Main. Regardless of this, action may also be brought against us to the responsible court in our own jurisdictional venue.

The guarantee is not time-limited. It will be extinguished on non-conditional return of this document to us.

_________________________________            _________________________________
(Place, date)                                (Bank's stamp, signature(s))

                                                                     Appendix c)

                               Letter of Awareness

by the company of eToys
2 Queen Caroline Street, London, GB



Preamble
The company of eToys, , hereafter referred to as the Tenant Company, has taken a tenancy of 922.44 m(2) office/commercial space in the property of Bayerstrasse
21 in Munich in accordance with a lease dated ...................... .

This said, we declare to the relevant Landlord, currently the company of Despa Deutsche Sparkassen-Immobilien-Anlage-Gesellschaft mbH, Mainzer Landstrasse 37, 60329 Frankfurt am Main as follows:

We have a holding in the Tenant Company of ..... % of the
share/registered/partnership capital.

There is between the Tenant Company and ourselves a controlling/profit-and-loss transfer agreement, in accordance with which we are entitled/obliged to accept transfer of the profits and any losses. There is at present no intention to end this profit-and-loss transfer agreement for the foreseeable future.

We undertake in favour of Despa or its legal successors to ensure that the Tenant Company will at present and in future be in an economic position to be able to comply fully with its obligations towards the relevant Landlord arising from the Lease referred to above including any future supplements.

The foregoing obligations undertaken by us shall not be extinguished by our ceasing to hold our share in the Tenant Company, wholly or in part. Before transferring our holding we will inform you and/or any acquirer in good time. We will also inform you immediately should we intend to conclude, alter or terminate any company transfer agreements with the Tenant Company. This declaration is governed exclusively by German law. Insofar as no other exclusive jurisdictional venue is specified, the place of jurisdiction is Frankfurt am Main.



Place/Date


            ...................................................................
            Company
            (Name)                                 (Name)


                                    Page 23